UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2012

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 15, 2012, the Board of Directors of CoreLogic, Inc. (the “Company”) approved an extension of the deadline by which proposals of stockholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in order to be considered at the Company’s 2012 Annual Meeting of Stockholders. Such proposals were originally required to be submitted in accordance with the Company’s bylaws no later than February 19, 2012 to be considered timely. As a result of the extension, such proposals must now be received by the Corporate Secretary at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707 no later than March 9, 2012 to be considered timely. Any such proposal must also comply with all other requirements set forth in the Company’s bylaws and other applicable law, and may not otherwise be presented at the Company’s 2012 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: February 15, 2012	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary